UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2008

________________________________

CSX CORPORATION
(Exact name of registrant as specified in its charter)

________________________________

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2008, at the reconvened 2008 annual meeting of shareholders of CSX Corporation (“CSX”), the final report of IVS Associates, CSX’s independent inspector of elections, was received by CSX and CSX accepted the voting results on all matters for the 2008 annual meeting as certified in that report.

As a result, certain amendments to the Bylaws of CSX (the “Bylaws”) proposed by the TCI/3G Group became effective immediately, which amendments permit one or more shareholders holding 15% or more of the outstanding shares of capital stock of CSX having voting power to call a special meeting of the shareholders and repeal any changes to the Bylaws made by the board of directors of CSX between January 1, 2008 up to and including the date of the 2008 annual meeting.

The foregoing amendments to the Bylaws became effective on September 24, 2008.  A copy of CSX’s Bylaws, as amended and restated as of September 24, 2008, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01.  Other Items.

Upon CSX’s acceptance of the final report of IVS Associates as described above, the voting results as certified therein became final and binding as to all matters submitted to a vote of CSX’s shareholders at the 2008 annual meeting.  The results of such voting have been previously furnished to the SEC on Forms 8-K dated July 31 and August 4, 2008.

The members of the Board of Directors of CSX elected by the shareholders at the 2008 annual meeting are:  Donna M. Alvarado, John B. Breaux, Steven T. Halverson, Edward J. Kelly III, John D. McPherson, David M. Ratcliffe, Donald J. Shepard, Michael J. Ward, Alexandre Behring, Gilbert H. Lamphere, Timothy T. O’Toole and Christopher Hohn.

Item 9.01. Exhibits.

(d)	Exhibits required to be filed by Item 601 of Regulation K.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of CSX Corporation as of September 24, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
	Name:	Ellen M. Fitzsimmons
	Title:	Senior Vice President - Law and
Public Affairs, General Counsel and
Corporate Secretary

Date: September 25, 2008